EMPLOYMENT AGREEMENT


           This Agreement (the "Agreement") dated as of November 8, 2000 (the "Effective Date") between KeySpan Corporation ("KeySpan") and Joseph F. Bondanza (the "Executive"), sets forth the understanding and agreement of the parties as to the terms on which the Executive is to be employed by KeySpan and its subsidiaries from and after the Effective Date.

           1. Certain Recitals. Prior to the Effective Date, the Executive was an executive employee of Eastern Enterprises ("Eastern"). Effective as of the Effective Date, Eastern was acquired and was merged with and into a merger subsidiary of KeySpan, KeySpan Energy Delivery New England ("KeySpan N.E."). The Executive and KeySpan as successor by merger are parties to an employment agreement dated September 22, 1999 (the "1999 Agreement"), pursuant to which the Executive is entitled to certain compensation and benefits during employment and in certain cases thereafter as set forth in Appendix 1.

           2. Terms of Employment; In General. The Executive acknowledges that he has agreed to serve KeySpan from and after the Effective Date at an annual rate of base salary, determined by KeySpan, that is not less than $215,000 with an annual target incentive of 40% and long-term incentive opportunity of 50% of base pay in 2001, and for the year 2000, no less than the level of award opportunity currently provided by Eastern by taking on the following responsibilities: Senior Vice President, Finance, Accounting and Regulatory Affairs - KeySpan N.E. Executive shall report to the President of KeySpan N.E. and the Senior Vice President and Chief Financial Officer of KeySpan. The Executive agrees that the terms of the Executive's employment hereunder shall be governed by the 1999 Agreement, subject to the following modifications:

                     (a) References in the 1999 Agreement to employment by Eastern shall be deemed modified as appropriate to reflect the fact that the Executive is employed hereunder by KeySpan N.E.

                     (b) The parties acknowledge that a "change in control" of Eastern has occurred. If the Executive terminates his employment with KeySpan, for "Good Reason" or is terminated by KeySpan "without cause" (as those terms are defined in the 1999 Agreement) within 24 months after the Effective Date and during the term of this Agreement, he will be entitled to certain benefits as set forth in
           Section 9 and Section 10 of the 1999 Agreement. Notwithstanding the foregoing, the Executive agrees that his employment by KeySpan in accordance with the terms of this Agreement (including, without limitation, the Executive's job responsibilities, compensation, benefits and perquisites as described herein) shall not constitute "Good Reason" for purposes of the 1999 Agreement.



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                     (c) The Executive shall be entitled during the term of this
           Agreement to participate in those benefit programs and perquisites that are from time to time made available to similarly situated officers of KeySpan N.E. Executive acknowledges that he has an outstanding loan pursuant to the Eastern Officer Loan Program which will be paid to KeySpan within 210 days of the Effective Date.

                     (d) The 1999 Agreement is amended and restated to delete all references to Massachusetts and insert New York in their place.

           3. Conversion to KeySpan Agreement. Upon or at any time prior to the second anniversary of the Effective Date (the "Expiration Date"), the Executive, if at the time he is still employed by KeySpan, may be permitted to enter into a change of control agreement with KeySpan in the form then generally in effect between the Company and similarly situated officers (a "Replacement Agreement") in lieu of the 1999 Agreement.

           4. Termination of Agreement and 1999 Agreement. This Agreement and the 1999 Agreement, notwithstanding any provision in the 1999 Agreement to the contrary, shall terminate and be of no further force and effect upon the earlier to occur of the Expiration Date or the execution by the Executive and KeySpan of a Replacement Agreement.

           5. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and may be modified only by a written instrument executed by the parties. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

           IN WITNESS WHEREOF, KeySpan has caused this Agreement to be executed by a duly authorized officer and the Executive has executed this Agreement, all as of the Effective Date.

                                        KEYSPAN CORPORATION


                                        By:
                                        -------------------------
                                        Robert B. Catell



                                        -------------------------
                                        Joseph F. Bodanza